                                FIRST AMENDMENT
                                ---------------


     FIRST AMENDMENT (the "Amendment"), dated as of March 24, 1995, to the Agreement (the "Agreement"), dated as of November 1, 1994, by and among COLUMBIA ASSOCIATES, L.P., a Delaware limited partnership ("Seller"), COLUMBIA CABLE OF MICHIGAN, INC., a Delaware corporation (the "Company") and CONTINENTAL CABLEVISION OF MANCHESTER, INC., a Maryland corporation ("Buyer").


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, Seller is the owner of certain cable television systems located in the State of Michigan (collectively the "Systems") and has agreed to sell control of the Systems to Buyer pursuant to the terms and conditions of the Agreement;

     WHEREAS, the purchase of the Systems by Buyer will be accomplished by Seller first contributing substantially all of the assets and certain of the liabilities of the Systems to the Company, a newly organized Delaware corporation, in exchange for 100 shares of common stock of the Company, par value $.10 per share (the "Shares"), which shall constitute all of the outstanding shares of capital stock of the Company, and then by Seller selling and conveying to Buyer the Shares for the purchase price provided for in the Agreement, all of which shall occur simultaneously; and

     WHEREAS, Seller, the Company and Buyer have agreed to amend the Agreement pursuant to the terms of this Amendment in order to, among other things, revise the manner in which the Applicable Subscriber Number (as such term is defined pursuant to the Agreement) is determined under the Agreement and extend the earliest date by which the transactions contemplated by the Agreement may be consummated.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Definitions.  All capitalized terms used herein, unless otherwise
          -----------
defined herein, shall have the meanings ascribed to such terms in the Agreement.

     2.   Amendment to Agreement.  The Agreement is hereby amended as follows as
          ----------------------
of the date hereof:

          (a) The first three sentences of Section 3.3(a) of the Agreement are hereby deleted in their entirety and the following provisions are hereby inserted in place thereof:

          "(a) If the Basic Number is less than the Applicable Subscriber Number, then the Purchase Price shall be decreased by an amount equal to the product of the Applicable Dollar Amount multiplied by the amount by which the Basic Number is less than the Applicable Subscriber Number. No later than May 31, 1995 Seller shall deliver to Buyer a certificate (the "Pre-Closing Basic Number Certificate") of the Managing General Partner (executed by its president or any vice president) setting forth, at the option of Seller, Seller's good faith calculation of the Basic Number as of March 31, 1995 or April 30, 1995. Buyer and its representatives shall be entitled to review all books, records and other documents used in the preparation of Seller's Pre-Closing Basic Number Certificate. If the Pre-Closing Basic Number Certificate indicates that the Basic Number is at least 75,000 as of March 31, 1995 or April 30, 1995, as the case may be, and Buyer does not, within 15 days of its receipt of the Pre-Closing Basic Number Certificate (the "Basic Number Dispute Period"), notify Seller in writing that it has determined in good faith that the Basic Number calculation set forth in such Pre-Closing Basic Number Certificate should be less than 75,000, then, effective as of the expiration of the Basic Number Dispute Period, the Applicable Subscriber Number shall be 71,000 and the Applicable Dollar Amount shall be $2,183.10 if the Calculation Date occurs at any time during the months of July through September. If Buyer shall notify Seller during the Basic Number Dispute Period that it believes in good faith that the Basic Number set forth in the Pre-Closing Basic Number Certificate should be less than 75,000, then Buyer shall provide Seller with the information and calculations upon which its belief is based, including an estimate by Buyer of the applicable Basic Number as of March 31, 1995 or April 30, 1995, as the case may be. If, following Seller's receipt of such information and calculations, there continues to be a dispute between Seller and Buyer with respect to whether the Basic Number calculation set forth in the Pre-Closing Basic Number Certificate should be less than 75,000, such dispute shall be resolved as expeditiously as possible in accordance with the dispute resolution process set forth in
     Section 3.3(c) hereof. If Seller does not provide Buyer with a Pre-Closing Basic Number Certificate by May 31, 1995 which indicates that the Basic Number as of March 31, 1995 or April 30, 1995 is at least 75,000 or a dispute between Buyer and Seller with respect to the calculation of the Basic Number set forth in the Pre-Closing Basic Number Certificate leads to a determination from the Designated Accountant (or such other firm of certified public accountants designated to resolve the dispute in accordance with

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

     Section 3.3(c) hereof) that the applicable Basic Number is less than 75,000, then the Applicable Subscriber Number shall be 73,000 and the Applicable Dollar Amount shall be $2,123.29 if the Calculation Date occurs at any time during the months of July through September, and the Applicable Subscriber Number shall be 75,000 and the Applicable Dollar Amount shall be $2,066.67 if the Calculation Date occurs at any time during the months of October through December. If a dispute between Buyer and Seller with respect to the calculation of the Basic Number set forth in the Pre-Closing Basic Number Certificate is resolved because Seller and Buyer have agreed that the applicable Basic Number equals or exceeds 75,000 or the Designated Accountant (or such other firm of certified public accountants designated to resolve the dispute in accordance with Section 3.3(c) hereof) has determined that the applicable Basic Number equals or exceeds 75,000, then the Applicable Subscriber Number shall be 71,000 and the Applicable Dollar Amount shall be $2,183.10 if the Calculation Date occurs at any time during the months of July through September. Notwithstanding any provision to the contrary contained herein if the Calculation Date occurs at any time during the months of October through December, the Applicable Subscriber Number shall be 75,000 and the Applicable Dollar Amount shall be $2,066.67. If the Basic Number is less than 95% of the Applicable Subscriber Number (the "Minimum Subscriber Number"), the Buyer may elect to terminate this Agreement, in which case this Agreement shall be of no further force and effect and the Contract Escrow Amount, together with all accrued interest thereon, shall be returned to Buyer; provided, however, that Buyer shall
                                          --------  -------
     not be entitled to terminate this Agreement if the Basic Number is less than 95% of the Applicable Subscriber Number solely as a result of the exercise of first refusal rights referred to in Section 6.1(b) hereof relating to no more than 1,000 Basic Subscribers."

          (b) Section 3.3(d) of the Agreement is hereby amended to read in its entirety as follows:

                    "(d)  In the event that there is a Rate Regulatory Reduction
               Order prior to the Closing Date, the Purchase Price shall be decreased by (a) to the extent not already taken into account pursuant to the adjustments made to the Purchase Price in accordance with Section 3.3(b) hereof, an amount equal to the aggregate rate refunds owed to Basic Subscribers for the period up to and including the

               Closing Date as a result thereof and (b) an additional amount equal to the annualized impact of the Rate Regulatory Reduction Order on the revenues generated by the Systems as follows:

               a) the Annualized Per Subscriber Reduction shall be multiplied by the lesser of the Basic Number or the applicable Applicable Subscriber Number determined in accordance with Section 3.3(a) hereof;

               b) the amount determined under clause (a) shall be reduced only by associated estimated savings in annual amounts for franchise fees, copyright fees and bad debt allowances;

               c) the amount determined under clause (b) shall be multiplied by 12.4; and

               d) the amount determined under clause (c) shall be decreased by an amount equal to the product of the applicable Applicable Dollar Amount and the amount by which the total number of Basic Subscribers as of the Calculation Date exceeds the following levels at the following possible closing dates:

                   i) if the Closing occurs after August 30, 1995, but before October 1, 1995, 74,000 Basic Subscribers; and

                   ii) if the Closing occurs after September 30, 1995, but before or on December 31, 1995, 78,000 Basic Subscribers."

          (c) The second sentence of Section 4.1 of the Agreement is hereby amended to read in its entirety as follows:

          "Seller shall promptly deliver to Buyer notice of the satisfaction of the conditions set forth in Section 7.3, but in no event shall the Closing Date be earlier than August 31, 1995 or later than October 31, 1995 (except as provided in Section 3.3(a)."

          (d) Section 8.1(c) of the Agreement is hereby amended to read in its entirety as follows:

          "(c) Any Rate Regulatory Reduction Order which arises from a Rate Regulatory Reduction Event which occurs prior to, on or within one year subsequent to the Closing Date and in which case Seller shall indemnify the Company and the Buyer (a) to the extent not already taken into account pursuant to the adjustments made to the Purchase Price in accordance with Sections 3.3(b) and (d) hereof, in an amount equal to the aggregate rate refunds owed to Basic Subscribers for the period up to and including the Closing Date as a result thereof and
          (b) in an additional amount equal to the annualized impact of the Rate Regulatory Reduction Order on the revenues generated by the Systems as follows:

               a) the Annualized Per Subscriber Reduction shall be multiplied by the lesser of the Basic Number or the applicable Applicable Subscriber Number determined in accordance with Section 3.3(a) hereof;

               b) the amount determined under clause (a) shall be reduced only by associated estimated savings in annual amounts for franchise fees, copyright fees and bad debt allowances;

               c) the amount determined under clause (b) shall be multiplied by 12.4; and

               d) the amount determined under clause (c) shall be decreased by an amount equal to the product of the applicable Applicable Dollar Amount and the amount by which the total number of Basic Subscribers as of the Calculation Date exceeds the following levels depending on when the Closing occurred:

                    i) if the Closing occurred after August 30, 1995, but before October 1, 1995, 74,000 Basic Subscribers; and

                    ii) if the Closing occurred after September 30, 1995 but before or on December 31, 1995, 78,000 Basic Subscribers."

          (e) Section 11.2 of the Agreement is hereby amended to read in its entirety as follows:


              "11.2  Assignment.  No party hereto may assign or transfer
                     ----------
          its rights or obligations arising under this Agreement, without the consent of the other parties; provided that (a) Buyer shall have the
                                        -------- ----
          right in its sole discretion to assign its rights and obligations under this Agreement and the documents and agreements executed in connection herewith, including, without limitation, the Closing Escrow Agreement, to a wholly owned subsidiary of Continental Cablevision, Inc. if such assignment will not serve to delay the Closing, it being understood and agreed that no such assignment shall relieve Buyer of any of its obligations hereunder or under the documents and agreements executed in connection herewith, including, without limitation, the Closing Escrow Agreement, and (b) at or after the Closing, the Seller may assign its remaining rights and obligations hereunder and under the documents and agreements executed in connection herewith, including, without limitation, the Closing Escrow Agreement, to or for the benefit of (a) Columbia Partners, Inc., a newly organized Delaware corporation (the "Representative"), which is controlled by Robert M. Rosencrans and Scott N. Ledbetter, the two directors and two of the principal stockholders of the Managing General Partner, and has been formed to act as the representative of the stockholders of the Managing General Partner and the partners of the Seller in the event of the consummation of certain contemplated mergers involving the Managing General Partner and the Seller and certain other Persons or
          (b) any liquidating trust established in the event of the liquidation of Seller and the winding up of its affairs; provided, however, that
                                                       --------  -------
          Seller shall promptly notify Buyer of the name and address of the trustee thereof. The parties hereto hereby agree that in the event of any assignment from the Seller to the Representative or a liquidating trust pursuant to the preceding sentence, the Seller shall be permitted to assign and convey to the Representative or such liquidating trust (and the Representative or such liquidating trust shall assume) all of the rights and obligations of the Seller under this Agreement and any document or agreement executed in connection herewith, including, without limitation, the Closing Escrow Agreement, in respect of actions to be taken or decisions to be made hereunder or thereunder during the period from and after the Closing Date under this Agreement, including, without limitation, the full right, power and authority to effect all post-closing adjustments and claims for indemnification hereunder (including the adjudication and/or settlement of all disputes with respect to such adjustments or claims) and the right to retain and receive any and all amounts paid or payable by Buyer or the Closing Escrow Agent under the Closing Escrow Agreement."

          (f) The following provisions are hereby added as Section 11.10 of the
Agreement:

              "11.10  Maintenance by Buyer of Books and Records.  Buyer
                      -----------------------------------------
          hereby agrees that following the Closing Date it shall cooperate with the Seller and its officers, agents, representatives and employees in the preparation of the final list of adjustments prepared pursuant to
          Section 3.3(b) hereof (the "Final Adjustments List") and the resolution of any disputes with respect thereto, including, without limitation, retaining the accounting, banking, tax and similar books and records of the Seller in the locations where they are located as of the Closing Date, maintaining in such locations the computers on which such information is stored or which are used in the preparation of monthly or other financial or operating reports by the Seller and making available to Seller and its representatives any accounting personnel currently employed by the Seller at such location who are retained by Buyer following the Closing as employees at the System, for the purpose of providing such information, data and reports to the Seller as the Seller may reasonably request. In addition, in the case of any such accounting personnel of the Seller currently working in such locations who are not retained by Buyer following the Closing as employees at the System, but instead become employees of or consultants to the Seller, Buyer shall provide such employees with work space in such locations and allow them reasonable access to personnel, records and computer equipment as may be necessary for purposes of the preparation and completion of the Final Adjustments List and the resolution of any disputes with respect thereto. The above provisions of this Section
          11.10 shall not have any force or effect upon the completion of the Final Adjustments List pursuant to Section 3.3(b) hereof (including the resolution of all disputes pursuant thereto) at which time Buyer shall be permitted to relocate and maintain any of the aforementioned documents and records as and in the manner permitted pursuant to
          Section 2.1(e) above. Any reasonable out-of-pocket expenses incurred by Buyer as a result of the foregoing provisions of this Section 11.10 shall be paid by Seller upon receipt of written demand therefor from Buyer, accompanied by reasonably detailed supporting documentation."


     3.   Amendment to Schedules.  The Disclosure Schedule attached to the
          ----------------------
Agreement is hereby amended as follows as of the date hereof:

          (a) Section II, clause F of Schedule 5.1 of the Disclosure Schedule is hereby amended to read in its entirety as follows:

          "F.  Eastern Michigan University - City of Ypsilanti -Expiration Date:
          3/8/2000

          1. Agreement to provide Cable Television Service, dated 3/8/1995 between Columbia Associates, L.P. dba Columbia Cable of Michigan and Eastern Michigan University."

          (b) Section II, clause DQ of Schedule 5.1 of the Disclosure Schedule is hereby amended to read in its entirety as follows:

          "DQ. Arbor Woods Apartments, 2167 Medford, Ann Arbor Pine Valley Apartments, 1521 Pine Valley Blvd., Ann Arbor
           - Expiration Date: [None Stated]

          1. Easement and Agreement, dated 3/6/73, between Slavik Management, Inc. and Michigan Cable TV regarding Arbor Woods Apts. and Pine Valley Apts."

          (c) Section II, clauses HJ-HL of Schedule 5.1 of the Disclosure Schedule are hereby amended to read in their entirety as follows and as a result thereof the references to clauses HK, HL and HM in such schedule are hereby changed to clauses HM, HN and HO, respectively:

          HJ. Weber's, 3050 Jackson Ave., Ann Arbor - Expiration Date: 11/5/95

          1. Cable Television Service Agreement, dated 8/5/94, between Columbia Associates, L.P. dba Columbia Cable of Michigan and Weber's Inc.

          HK. Whitehills Apartments, 320 N. Alger St., Howell - Expiration Date :12/10/2000

          1. Agreement, dated 12/10/85, between TCI Growth, Inc. and Centrum Management Corporation

          HL.         Woodbridge Hills Condominium - Expiration Date:  11/18/97

          1. Cable Television Service Agreement, dated 8/5/94, between Columbia Associates, L.P. dba Columbia Cable of Michigan and Woodbridge Hills Condominium Association"

          (d) Section VII. B. 28 of Schedule 5.1 of the Disclosure Schedule is hereby deleted in its entirety and as a result thereof the reference to clause
B. 29 in such schedule is hereby changed to clause B. 28.

          (e) The reference to "Section VIII. E." in the first sentence of
Section VII. F. of Schedule 5.1 of the Disclosure Schedule is hereby changed to "Section XVIII. E.".

     4.   Miscellaneous.
          -------------

          (a) Except as expressly amended hereby, the Agreement shall remain in full force and effect following the execution and delivery of this Amendment by the parties hereto.

          (b) This Amendment may be executed in any number of separate counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

          (c) Captions and section headings appearing herein are solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

          (d) This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be wholly performed therein.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.


                              SELLER:

                              COLUMBIA ASSOCIATES, L.P.

                              By:   COLUMBIA INTERNATIONAL, INC.,
                                    its general partner



                              By: /s/ Robert M. Rosencrans
                                 ---------------------------------
                                    Name: Robert M. Rosencrans
                                    Title: President

                              COMPANY:

                              COLUMBIA CABLE OF MICHIGAN, INC.



                              By: /s/ Robert N. Rosencrans
                                 --------------------------------
                                    Name: Robert M. Rosencrans
                                    Title: President

                              BUYER:

                              CONTINENTAL CABLEVISION OF
                              MANCHESTER, INC.



                              By: /s/ Jeffrey T. DeLorme
                                 ---------------------------------
                                    Name: Jeffrey T. DeLorme
                                    Title: Executive Vice President